
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Krupp Realty
Fund 7 Financial Statements for the nine months ended September 30, 1997 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               SEP-30-1997
<CASH>                                       2,707,271
<SECURITIES>                                         0
<RECEIVABLES>                                  254,367<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               363,441
<PP&E>                                      29,940,058<F2>
<DEPRECIATION>                            (15,233,961)<F3>
<TOTAL-ASSETS>                              18,031,176
<CURRENT-LIABILITIES>                          713,939
<BONDS>                                     14,539,741<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                     2,777,496<F5>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                18,031,176
<SALES>                                              0
<TOTAL-REVENUES>                             3,569,395<F6>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,777,879<F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             849,510
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                  (57,994)<F8>
<EPS-PRIMARY>                                        0<F8>
<EPS-DILUTED>                                        0<F8>

<F1>Includes all receivables included in "prepaid expenses and other assets" on the
Balance Sheet.
<F2>Multi-family complexes of $19,798,407, retail center of $9,719,126 and deferred expenses of $422,525.
<F3>Accumulated depreciation of $15,113,428 and accumulated amortization of
$120,533.
<F4>Represents mortgage notes payable.
<F5>Total deficit of the General Partners of ($260,798) equity of Limited Partners of $3,038,294.
<F6>Includes all revenue of the Partnership.
<F7>Includes operating expenses of $1,385,987, real estate taxes of $346,431 and depreciation and amortization of $1,045,461.
<F8>Net loss allocated ($580) to the General Partners and ($57,414) to the Limited
Partners.  Average net loss per Unit of Limited Partner interest is ($2,11).

